UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2006

WHITTIER ENERGY CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada	0-30598	20-0539412
(State or other jurisdiction of	Commission	(I.R.S. Employer
incorporation or organization)	File Number	Identification No.)

333 CLAY STREET, SUITE 700
HOUSTON, TEXAS 77002
(Address of Registrant’s Principal Executive Offices)

(713) 850-1880
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into Material Definitive Agreement.

On June 26, 2006, Whittier Energy Company (“WEC”), a wholly-owned subsidiary of Whittier Energy Corporation (the “Company”) entered into a First Amendment to Purchase and Sale Agreement (the “Imperial Amendment”) by and among WEC and Premier Natural Resources, LLC (the “Buyers”), on the one hand, and Imperial Petroleum, Inc., on the other hand, whereby the parties agreed to extend the closing date for the acquisition of oil and gas properties from Imperial to not later than July 31, 2006. The Imperial Amendment further provides that the base purchase price will be reduced by $654,200 as a result of certain defects previously asserted by the Buyers, and that the deadline to assert additional defects on the properties to be acquired will be July 21, 2006. The Imperial Amendment is attached hereto as Exhibit 10.1 and incorporated by reference into this Item 1.01.

Item 9.01  Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit No.	Description
10.1

First Amendment to Purchase and Sale Agreement dated June 26, 2006 by and among Whittier Energy Company and Premier Natural Resources, LLC, on the one hand, and Imperial Petroleum, Inc., on the other hand.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHITTIER ENERGY CORPORATION

Date: June 30, 2006	By:	/s/ Michael B. Young
Michael B. Young
Vice President, Chief Financial Officer and
Treasurer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1

First Amendment to Purchase and Sale Agreement dated June 26, 2006 by and among Whittier Energy Company and Premier Natural Resources, LLC, on the one hand, and Imperial Petroleum, Inc., on the other hand.